EXHIBIT 5

                   Opinion of Shaw Pittman as to the legality of the securities being registered by CNL Hospitality Properties, Inc.

                                  SHAW PITTMAN
                A Partnership including Professional Corporations
                               2300 N Street, N.W.
                              Washington, DC 20037
                                  202.633.8000
                             Facsimile: 202.663.8007




                                  May 26, 1999



CNL Hospitality Properties, Inc.
400 East South Street
Orlando, FL 32801

Gentlemen:


         We have acted as counsel for CNL Hospitality Properties, Inc., a Maryland corporation (the "Company"), in connection with the registration and proposed sale of (i) up to 27,500,000 shares of common stock of the Company, par value $.01 per share, and having a per share purchase price of $10.00 (the "Shares"), (ii) warrants (the "Warrants") to purchase up to 1,000,000 shares of common stock of the Company, par value $.01 per share and (iii) up to 1,000,000 shares of common stock of the Company, par value $.01 per share (the "Warrant Shares"), issuable upon the exercise of the Warrants and the payment of the purchase price of $12.00 per share, in accordance with the Warrant Purchase Agreement (the "Warrant Purchase Agreement") filed as Exhibit 1.3 to the Registration Statement on Form S-11 (File No. 333-67787) which was filed by the Company under the Securities Act of 1933 (the "Registration Statement").


         Based upon an examination and review of, and in reliance upon, such documents and opinions as we have deemed necessary, relevant or appropriate, we are of the opinion that (i) upon issuance and delivery as provided in the Registration Statement (and, with respect to the Warrant Shares, the Warrant Purchase Agreement), the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and (ii) upon issuance and delivery as provided in the Registration Statement, the Warrants will be validly issued.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus constituting a part of the Registration Statement.

                                Very truly yours,



                                /s/ SHAW PITTMAN
                                ----------------------------------------
                                SHAW PITTMAN